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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): JANUARY 22, 1999


                                HNC SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        0-26146                                       33-0248788
(Commission File Number)                 (I.R.S. Employer Identification Number)



                5930 CORNERSTONE COURT WEST, SAN DIEGO, CA 92121
                    (Address of Principal Executive Offices)

                                 (619) 546-8877
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5: OTHER EVENTS

        On January 22, 1999, HNC Software Inc., a Delaware corporation ("HNC"), acquired Aptex Software Inc., a California corporation that was a subsidiary of HNC ("Aptex"), by merging Aptex with and into HNC pursuant to a statutory short-form merger (the "Merger"). Prior to the Merger, HNC owned more than 90% of the outstanding shares of Common Stock and 100% of the outstanding shares of Preferred Stock of Aptex. The remaining shares were owned by employees and former employees of Aptex.

        Aptex was formed by HNC in September 1996 to develop and market products employing proprietary electronic text analysis technology for Internet-related applications. Aptex's Internet products include SelectResponse(TM), a product that helps customer-focused enterprises enhance and automate online and call center responses to real-time customer inquiries, and SelectCast(TM), a product that personalizes online content and shopping by analyzing high-volume text streams and observed user behavior, making individual recommendations of products, offers, ads and information in real time.

        In connection with the Merger, HNC paid the minority shareholders of Aptex a cash purchase price of $5.25 per share of Aptex Common Stock, for an aggregate purchase price of approximately $5,337,827 in cash. Of such sum, an aggregate of $3,281,250 was paid to Michael A. Thiemann, Vice President of HNC's Financial Solutions Group and former President and member of the Board of Directors of Aptex, in consideration of HNC's purchase from Mr. Thiemann of 625,000 shares of Aptex Common Stock prior to the date of the Merger. The consideration paid for the shares of Aptex Common Stock by HNC to Mr. Thiemann and the other minority shareholders of Aptex was determined by the Board of Directors of HNC after considering, among other factors, appraisals obtained by two independent appraisal firms. The costs of the acquisition were paid from HNC's working capital.

        In addition, pursuant to the Merger, HNC assumed outstanding options to purchase an aggregate of 2,246,174 shares of Aptex Common Stock and converted such options into options to purchase an aggregate of 400,532 shares of HNC Common Stock. A Registration Statement on Form S-8 has been filed with the Securities and Exchange Commission with respect to the shares of HNC Common Stock underlying the assumed options.


ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Financial Statements of Business Acquired.

                None required under Rule 3-05(b) of Regulation S-X.

        (b)     Pro Forma Financial Information.

                None required under Rule 11-01(b) of Regulation S-X.

        (c)     Exhibits.


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        The following exhibits are filed herewith:

        2.01 Plan of Merger dated December 21, 1998 adopted by Registrant and Aptex Software Inc.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HNC SOFTWARE INC.

                                       By: /s/ Raymond V. Thomas
                                           -------------------------------------
Date:  February 5, 1999                    Raymond V. Thomas,
                                           Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit No.     Description of Exhibit

        2.01 Plan of Merger dated December 21, 1998 adopted by Registrant and Aptex Software Inc.